Exhibit 99.2

DIRECTORS RESOLUTIONS OF

LVPAI GROUP LIMITED

(the “Company”)

WHEREAS:

A.	Yang Fuzhu has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

B.	Chen Yuanhang has consented to act as the new President, CEO and Member of the Board of Directors of the Company.

C.	Zhang Wenmin has consented to act as the Chief Financial Officer of the Company.

BE IT RESOLVED THAT:

D.	Yang Fuzhu stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of the Company.

E.	Chen Yuanhang shall act as the new President, CEO, and Member of the Board of Directors of the Company.

F.	Zhang Wenmin shall act as the Chief Financial Officer of the Company.

Effective date: August 12, 2022

Yang Fuzhu
/s/ Yang Fuzhu

Chen Yuanhang
/s/ Chen Yuanhang

Zhang Wenmin
/s/ Zhang Wenmin